                                                               EXECUTION VERSION

                               POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints Rene Paula as the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in the
     undersigned's capacity as a reporting person pursuant to Section 16 of the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder of Vaxxinity, Inc. (the "Company"), Forms 3, 4 and 5,
     including any amendments thereto, in accordance with Section 16(a) of the
     Exchange Act;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and
     Exchange Commission and the applicable stock exchange or similar authority;
     and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
     Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-
     fact.

      The undersigned hereby grants to such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of such attorney-in-
fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this October 22, 2021.

                                          James Chui
                                          -----------------------------
                                          Name: James Chui

                                          10/28/2021

[Signature Page to Power of Attorney]